EXHIBIT INDEX
                          -------------

Exhibit No.                   Title                       Page
-----------                   -----                       ----

  11.          Statement regarding Computations of        E-2 &
                 Per Share Earnings.                      E-3

  12.          Statement regarding Computations of
                 Ratios of Earnings to Fixed Charges.     E-4

  27.          Financial Data Schedule.                   E-5

  99.          Additional Exhibits.

               A.  Press release dated January 22, 1997.  E-6

               B.  Press release dated April 24, 1997.    E-7